AMENDMENT NO. 1

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

dated as of October 10, 2006

among

ECC CAPITAL CORPORATION,

BRAVO CREDIT CORPORATION,

ENCORE CREDIT CORP.,

CONQUISTAMERICA, INC.

(each as Seller jointly and severally with the other Sellers)

and

BEAR STEARNS MORTGAGE CAPITAL CORPORATION

This AMENDMENT NO. 1 (this “Amendment”), is made this 13th day of December, 2006, among ENCORE CREDIT CORP. (“ENCORE”), as seller jointly and severally with the other sellers, BRAVO CREDIT CORPORATION, as seller jointly and severally with the other sellers, CONQUISTAMERICA, INC, as seller jointly and severally with the other sellers, and ECC CAPITAL CORPORATION, as seller jointly and severally with the other sellers (each a “Seller” and collectively the “Sellers”), and BEAR STEARNS MORTGAGE CAPITAL CORPORATION, as buyer (the “Buyer”), to the Amended and Restated Master Repurchase Agreement, dated as of October 10, 2006, as amended, among the Buyer and the Sellers (the “Master Repurchase Agreement”).

RECITALS

WHEREAS, the Buyer and the Sellers have agreed to amend the Master Repurchase Agreement as more specifically set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Effective Date, the Master Repurchase Agreement is hereby amended as follows:

(a) Section 2 of Annex I (Additional And Substitute Definitions) is hereby amended by adding the following defined terms:

(i) “Commitment” means the commitment of Buyer described in Section 2 hereof.

(ii) “Committed Amount” means $1,000,000 which is only for the exclusive use of Encore.

(iii) “Effective Date” means the later of the date hereof and the date on which a fully executed Guarantee shall have been executed and delivered by Guarantor to Buyer.

(iv) “Guarantor” means ECC Capital Corporation.

(v) “Guarantee” means the guarantee of the Guarantor in the form attached hereto as Exhibit A.

(b) Section 10(a) of Annex I (Representations, Warranties and Covenants) is hereby amended by adding the following at the end thereof:

(viii) The Guarantor has duly authorized, executed and delivered the Guarantee and the Guarantee is in full force and effect.

(c) Section 10(c) of Annex I (Representations, Warranties and Covenants) is hereby amended by adding the following at the end thereof:

(xviii) Seller shall promptly notify Buyer if the Guarantee has been terminated or is otherwise no longer in full force and effect.

(d) Section 11(a) of Annex I (Events of Default; Event of Termination) is hereby amended by adding the following at the end thereof:

(xiv) an Act of Insolvency shall have occurred with respect to Guarantor;

(xv) Guarantor shall have failed to comply in any material respect with its obligations under the Guarantee;

(xvi) Guarantor shall have terminated the Guarantee in accordance with its provisions and a replacement guarantor satisfactory to Buyer has not been appointed;

(xvii) Guarantor or any of its Affiliates shall have defaulted, such default not having previously occurred (beyond applicable notice and cure period), or failed to perform under any note, indenture, loan agreement, guaranty, swap agreement or any other contract, agreement or transaction to which it is a party, which default or defaults, in aggregate, (A) results in a final judgment by any competent court in the United States of America and involves the failure to pay an obligation in excess of $1,000,000, or (B) results in a final judgment by any competent court in the United States of America and permits the acceleration of the maturity of obligations in excess of $1,000,000 by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract agreement or transaction.

SECTION 2. Commitment. Any provision of the Master Repurchase Agreement to the contrary notwithstanding, Buyer agrees to purchase from Encore Mortgage Loans conforming (as determined by Buyer in its sole discretion) to the requirements of Purchased Mortgage Loans under the Master Repurchase Agreement having an outstanding Market Value at any time equal to an amount not to exceed the Committed Amount. Any Transactions in excess of the Committed Amount are totally discretionary on the part of Buyer.

SECTION 3. Expenses. Sellers shall promptly reimburse Buyer for all out-of-pocket costs and expenses of Buyer in connection with the preparation, execution and delivery of this Amendment (including, without limitation, the fees and expenses of counsel for Buyer).

SECTION 4. Representations. In order to induce the Buyer to execute and deliver this Amendment, the Sellers hereby represent to the Buyer that (i) no Default or Event of Default has occurred prior to the date hereof and is continuing on the date hereof and (ii) as of the date hereof, after giving effect to this Amendment, the Sellers are in full compliance with all of the representations and warranties, covenants and any other terms and conditions of the Master Repurchase Agreement and the other Program Documents. In addition, each Seller hereby represents and warrants that no event has occurred that constitutes or should reasonably be expected to constitute a Material Adverse Change with respect to it.

SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile signatures shall have the same binding effect as original signatures.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Master Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Master Repurchase Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Master Repurchase Agreement, any reference in any of such items to the Master Repurchase Agreement being sufficient to refer to the Master Repurchase Agreement as amended hereby. This Amendment and the Commitment provided for herein shall terminate and be of no further effect simultaneously with the termination of the Master Repurchase Agreement as provided for in Section 18(b) thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

ECC CAPITAL CORPORATION, as a Seller jointly and severally with the other Sellers

By:   /s/ Shahid S. Aghar
Name: Shahid S. Asghar
Title:   President and Co-Chief Executive Officer

ENCORE CREDIT CORP., as a Seller jointly and severally with the other Sellers

By:   /s/ Shahid S. Aghar
Name: Shahid S. Asghar
Title:   Executive Vice President

BRAVO CREDIT CORPORATION, as a Seller jointly and

severally with the other Sellers

By:   /s/ Shahid S. Aghar
Name: Shahid S. Asghar
Title:   President and Co-Chief Executive Officer

CONQUISTAMERICA, INC., as a Seller jointly and

severally with the other Sellers

By:   /s/ William Cook
Name:  William Cook
Title:   Chief Executive Officer

BEAR STEARNS MORTGAGE CAPITAL CORPORATION, as Buyer

By:   /s/ Paul M. Friedman
Name:  Paul M. Friedman
Title:   Senior Vice President